Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 11, 2020, relating to the consolidated financial statements of ATI Intermediate Holdings, LLC (the “Company”) included in the Company’s Registration Statement on Form S-1 (333-248969), as amended.

/s/BDO USA, LLP

Austin, Texas

October 19, 2020

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